EXHIBIT 10.27

                                 PROXYMED, INC.

                           PLACEMENT AGENCY AGREEMENT

Commonwealth Associates, L.P.
830 Third Avenue
New York, New York  10022
                                                                    June 7, 2000

Gentlemen:

         This Placement Agency Agreement (the "Agency Agreement") confirms the retention by ProxyMed, Inc., a Florida corporation (the "Company"), of Commonwealth Associates, L. P., a New York limited partnership ("Commonwealth" or the "Placement Agent"), to act as the exclusive sales agent, on a best efforts basis, in connection with the private placement of the Notes and Warrants of the Company (in each case, as defined below) on the terms set forth below (the "Private Placement"). In addition, the Company and the Placement Agent agree that, in lieu of or in addition to the Private Placement, the Company may seek (exclusively through the Placement Agent hereunder) one or more strategic or institutional investors who may invest in the Company on the same or different terms than those set forth herein in respect of the Private Placement (the "Strategic Investment" and, together with the Private Placement, the "Financing").

         The Company proposes to consummate a Private Placement convertible debt financing of up to $15,000,000 to "accredited investors" (as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "1933 Act")). The Private Placement will consist of convertible senior secured promissory notes of the Company (the "Notes") and five-year warrants (the "Warrants" and, together with the Notes, the "Securities") to purchase a number of shares of common stock, par value $0.001 per share (the "Common Stock"), of the Company equal to 50% of the number of shares of Common Stock issuable upon conversion of the Notes (the "Warrant Shares"), at an exercise price per share equal to the Conversion Price described below. The Private Placement may be increased by up to an additional $7,500,000 of Securities at the option of the Placement Agent and then an additional $7,500,000 of Securities at the option of the Company. The Notes will be secured by all assets of the Company and shall be senior to all other existing or future indebtedness of the Company, subject to any pre-existing liens granted to Transamerica Business Credit and purchase money security interests or capitalized leases. The Notes will bear interest at the rate of 7% per annum, payable at maturity. The maturity date shall be the earlier of (i) January 1, 2001, or (ii) the occurrence of any default under the Redemption and Exchange Agreement, dated as of May 4, 2000 (the "Redemption Agreement"), by and between the Company and the holders of $13,000,000 of its $15,000,000 Series B Convertible Preferred Stock ("Series B Preferred

Stock"), or (iii) the merger or combination of the Company wherein the existing shareholders of the Company at the date of the closing of such transaction no longer own at least 50% of the voting stock of the Company, or the sale of all or substantially all of the assets of the Company or the purchase by a single entity or person or group of affiliated entities or persons of more than 50% of the voting stock of the Company, or (iv) as otherwise provided in the Notes.

         The Notes, and any accrued interest thereon, will be convertible at any time and from time to time, at the option of the holder, but no earlier than the first to occur of (a) the Company obtaining shareholder approval of the issuance of the Securities or (b) September 4, 2000, into shares of Common Stock, at a per share price equal to the Conversion Price in lieu of repayment (the "Conversion Shares"). As used herein, the term "Conversion Price" shall mean $1.00, subject to anti-dilution adjustments as provided in the Notes. In the event of a default under the Notes (as specified in the Notes) the Conversion Price shall be decreased, if lower, to a price equal to the lesser of (i) the lowest price at which any shares of Series B Preferred Stock may convert into Common Stock and (ii) the lowest exercise price of the warrants issued to any holder of Series B Preferred Stock. In addition, the principal amount of the Notes, and any accrued interest thereon, automatically shall be convertible into shares of a series C 7% convertible preferred stock of the Company (the "C Preferred Shares") having the rights and preferences set forth in the Articles of Amendment to the Articles of Incorporation of the Company in a form and substance satisfactory to the Placement Agent, the Purchasers and the Company (the "Series C Preferred Stock"), at a rate equal to one C Preferred Share for every $100 of principal and accrued interest under the Notes, at such time as the Company shall have satisfied in full all of its obligations to redeem Series B Preferred Stock in accordance with the terms of the Redemption Agreement.

         The Company will agree to register the Warrant Shares and the Conversion Shares (whether under the C Preferred Shares or the Notes) for resale under the 1933 Act pursuant to a registration rights agreement to be attached as an exhibit to the Securities Purchase Agreement described below.

         A minimum of $5,000,000 of Securities (the "Minimum Offering") and a maximum of $15,000,000 of Securities (the "Maximum Offering") will be sold in the Private Placement. The Maximum Offering may be increased by up to $7,500,000 of Securities at the option of the Placement Agent and then an additional $7,500,000 of Securities at the option of the Company. The Securities will be offered pursuant to those terms and conditions mutually acceptable to you and the Company as reflected in a Confidential Private Placement Memorandum prepared by the Company in form and substance satisfactory to you and your counsel (the "Offering Memorandum"). The Minimum Offering will be made on a "best efforts - all-or-none" basis and the balance of the Private Placement will be made on a "best efforts" basis. The Securities will be offered in accordance with Section 4(2) of the 1933 Act, and Regulation D promulgated thereunder.

         The (i) Offering Memorandum, as it may be amended or supplemented from time to time (including any documents incorporated therein by reference or otherwise), (ii) the proposed securities purchase agreement between the Company and each purchaser in the Private Placement (the "Securities Purchase Agreement"), (iii) the Notes, (iv) the Warrants, and (v) each of the exhibits which are part of the Offering Memorandum and/or the Securities Purchase Agreement (including, but not limited to, the registration rights agreement and the general security agreement attached as an exhibit to the Securities Purchase Agreement), are collectively referred to herein as the "Offering Documents." The term "Offering Documents" shall also include any similar, different or additional offering materials, agreements and the like used in connection with any Strategic Investment.

         The Company will prepare and deliver to you a reasonable number of copies of the Offering Documents in form and substance satisfactory to you and your counsel.

         Capitalized terms used herein, unless otherwise defined or unless the context otherwise indicates, shall have the same meanings provided in the Offering Documents.

         1. Appointment of Placement Agent.

         (a) You are hereby appointed exclusive Placement Agent of the Company (subject to your right to have selected dealers ("Selected Dealers") in good standing with the National Association of Securities Dealers ("NASD") participate in the Financing) during the offering periods for the Financing herein specified for the purposes of assisting the Company in finding qualified purchasers in the Financing. The offering period for the Financing (the "Offering Period") shall commence on the day the Offering Documents relating thereto are first made available to you by the Company for delivery in connection with the offering for sale of the Securities and shall continue until the earlier to occur of: (i) the sale of the Maximum Offering; (ii) the closing of the Minimum Offering has not occurred by June 17, 2000 (except in any case where the Placement Agent is prepared to close on the Minimum Offering by such date); (iii) August 28, 2000; or (iv) the date the parties mutually agree in writing to terminate the Financing. In any event, however, the Placement Agent shall use its best efforts to close at least $5,000,000 of gross proceeds of the Financing by June 15, 2000, at least $5,000,000 of additional gross proceeds of the Financing by July 31, 2000, and at least an additional $5,000,000 of gross proceeds of the Financing by August 28, 2000. If the Minimum Offering is not sold prior to the end of the Offering Period, the Financing will be terminated and all funds received from Purchasers (as defined below) will be returned, without interest and without any deduction. The day that the Offering Period terminates is hereinafter referred to as the "Termination Date". The Termination Date may be extended for up to thirty (30) days by mutual agreement of the Placement Agent and the Company.

         (b) Subject to the performance by the Company of all of its obligations to be performed under this Agency Agreement and to the completeness and accuracy of all representations and warranties of the Company contained in this Agency Agreement, the

Placement Agent hereby accepts such agency and agrees to use its best efforts to assist the Company in finding qualified Purchasers (as defined below). Except as expressly set forth herein, it is understood that the Placement Agent has no commitment to sell the Securities. Except as expressly set forth herein, your agency hereunder is not terminable by the Company except upon termination of the Offering Period.

         (c) Purchases of Securities shall be evidenced by the execution by the investors (the "Purchasers") and the Company of the Securities Purchase Agreement. The Placement Agent shall not have any obligation to independently verify the accuracy or completeness of any information contained in the Securities Purchase Agreement or the authenticity, sufficiency, or validity of any check delivered by any prospective investor in payment for the Securities.

         (d) The Placement Agent and/or its affiliates will be investors in the Financing.

         (e) In connection with your appointment as exclusive Placement Agent, Commonwealth shall provide the following services to the Company: (i) advise the Company with respect to the form and structure of the Financing; (ii) assist the Company in developing any necessary materials; (iii) identify and make contact with prospective financing sources; (iv) assist the Company in conducting presentations and due diligence meetings with prospective financing sources; and
(v) provide such other financial advisory and investment banking services required to close the Financing.

         2. Representations and Warranties of the Company. The Company represents and warrants to the Placement Agent and each Selected Dealer, if any, as follows:

         (a) Securities Law Compliance. The offer, offer for sale, and sale of the Securities have not been registered with the United States Securities and Exchange Commission (the "SEC"). The Securities are to be offered, offered for sale and sold in reliance upon the exemptions from the registration requirements of Section 5 of the 1933 Act. The Company will use its best efforts to conduct the Financing in compliance with the requirements of Regulation D of the General Rules and Regulations under the 1933 Act, and the Company will file all appropriate notices of offering with the SEC. The Company has prepared the Offering Documents. During the term of the Financing, the applicable Offering Documents will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. If at any time prior to the completion of the Financing or other termination of this Agency Agreement any event shall occur as a result of which it might become necessary to amend or supplement the Offering Documents relating thereto so that they do not include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, the Company will promptly notify you and will supply you with amendments or supplements correcting such statement or omission. The Company will also provide the Placement Agent for delivery to all offerees and purchasers and their representatives, if any, any information, documents and instruments which the Placement Agent deems reasonably necessary to comply with applicable state and federal law.

         (b) Organization. The Company and its "Subsidiaries" (which for purposes of this Agency Agreement means any entity in which the Company, directly or indirectly, owns 10% of the capital stock or holds an equity or similar interest) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authority to own their properties and to carry on their business as now being conducted and as described in the Offering Documents, to execute and deliver this Agency Agreement and to carry out the transactions contemplated hereby. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agency Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). A complete list of entities in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest is set forth in Schedule 2(b) hereto.

         (c) Capitalization. As of May 31, 2000, the authorized capital stock of the Company consisted of (i) 50,000,000 shares of Common Stock, of which as of the date hereof 19,734,429 shares are issued and outstanding, 2,258,167 shares are issuable and reserved for issuance pursuant to the Company's stock option and purchase plans and 967,933 shares are issuable and reserved for issuance pursuant to securities (other than the shares of the Company's Series B Preferred Stock, the warrants issued by the Company pursuant to the Redemption Agreement, the warrants issued by the Company pursuant to the Securities Purchase Agreement, dated December 23, 1999 (the "Series B Purchase Agreement"), by and between the Company and the holders of its Series B Preferred Stock, and shares of Common Stock issuable pursuant to any Conversion Notice (as defined in the Company's Articles of Amendment to the Company's Articles of Incorporation filed on December 23, 1999) delivered to the Company on or prior to the date hereof) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 2,000,000 shares of preferred stock, of which as of the date hereof 15,000 shares are designated as Series B Preferred Stock, of which 9,310 shares are issued and outstanding. All of such outstanding shares have been and are, or upon issuance will be, validly issued, fully paid and non-assessable. Except as disclosed in Schedule 2(c), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities issued by the

Company; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agency Agreement; and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. All prior sales of securities of the Company were either registered under the 1933 Act and applicable state securities laws or exempt from such registration, and no security holder has any rescission rights with respect thereto.

         (d) SEC Documents; Financial Statements. Since December 31, 1999, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), (all of the foregoing filed after December 31, 1999 and prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). A complete list of the Company's SEC Documents is set forth on
Schedule 2(d). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents (and in the Offering Memorandum) complied as to form in all material respects with applicable accounting requirements of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP"), during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), show all material liabilities, absolute or contingent, of the Company required to be required to be recorded thereon, and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods indicated (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company meets the requirements for the use of Form S-3 for registration of the resale of the Common Stock issuable upon exercise of the Warrants and upon conversion of the Notes and the Series C Preferred Stock.

         (e) Absence of Changes. Except as specifically disclosed in the SEC Documents filed with the SEC prior to the date hereof, since December 31, 1999, there have been no material adverse changes in the financial condition, business, properties or prospects of the Company or of the Company and its Subsidiaries, taken as a whole, other than changes referred to in subsequent SEC Documents or the Offering Memorandum which have had a Material Adverse Effect. Except as set forth in Schedule 2(e), the Company does not know of any fact (other than matters of a general economic nature) which materially affects adversely or, so far as the Company can now foresee, will materially affect adversely the financial condition, business, properties or prospects of the Company, or of the Company and its Subsidiaries taken as a whole, or the ability of the Company to perform its obligations under this Agency Agreement. Since December 31, 1999, except with respect to matters of which the Company has notified you in writing or which have been specifically disclosed in the SEC Documents filed with the SEC prior to the date hereof, the Company has not incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company, and, except as set forth in Schedule 2(e), there has not been any change in the capital stock of, or any incurrence of long-term debt by, the Company, or any issuance of options, warrants or other rights to purchase the capital stock of the Company, or any adverse change or any development involving, so far as the Company can now reasonably foresee, a prospective adverse change in the condition (financial or otherwise), net worth, results of operations, business, key personnel or properties which would be material to the business or financial condition of the Company, and the Company has not become a party to, and neither the business nor the property of the Company has become the subject of, any material litigation whether or not in the ordinary course of business.

         (f) Title. Except as set forth in or contemplated by Schedule 2(f), the Company has good and marketable title to all material properties and assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not significant or important in relation to the Company's business; all of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee are in full force and effect, and the Company is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no material claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease. The Company owns or leases all such properties as are necessary to its operations as described in the Offering Documents.

         (g) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted and as discussed in the Offering Memorandum. Except as set forth on Schedule 2(g), none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agency Agreement, except where such expiration or termination would not have either individually or in the aggregate a Material Adverse Effect. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 2(g), no claim, action or proceeding has been made or brought against, or to the Company's knowledge, has been threatened against, the Company or its Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement. Except as set forth on Schedule 2(g), the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties except where the failure to do so would not have either individually or in the aggregate a Material Adverse Effect.

         (h) Litigation. Except as set forth in or contemplated by Schedule 2(h), there is no material action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any court, arbitrator, governmental instrumentality or authority or other agency now pending or, to the knowledge of the Company, threatened against the Company (or basis therefor known to the Company), the adverse outcome of which would be reasonably likely to have a Material Adverse Effect. The Company is not subject to any judgment, order, writ, injunction or decree of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which have a Material Adverse Effect.

         (i) Non-Defaults; Non-Contravention; Etc. Except as disclosed in
Schedule 2(i), neither the execution, delivery and performance of this Agency Agreement nor the consummation by the Company of the transactions contemplated hereby will (i) result in a violation of the Articles of Incorporation, any articles of amendment of any outstanding series of preferred stock of the Company or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the principal market or exchange on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in Schedule 2(i), neither the Company nor its Subsidiaries is in violation of any term of (i) its Articles of Incorporation, any articles of amendment of any outstanding series of preferred stock or its By-laws or their organizational charter or by-laws, respectively, or (ii) any statute, rule or regulation applicable to the Company or its Subsidiaries and neither the Company nor its Subsidiaries is in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order, except for such violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agency Agreement and except such as have been obtained as of the date hereof, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agency Agreement or the Offering Documents in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of the Nasdaq National Market as in effect on the date hereof and, except as disclosed in Schedule 2(i), has no actual knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock by the Nasdaq National Market in the foreseeable future.

         (j) Taxes. Except as set forth in or contemplated by Schedule 2(j), the Company has filed all Federal, state, local and foreign tax returns which are required to be filed by it or otherwise met its disclosure obligations to the relevant agencies and all such returns are true and correct in all material respects. The Company has paid or adequately provided for all tax liabilities of the Company as reflected on such returns or determined to be due on such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has properly accrued all taxes required to be accrued by GAAP consistently applied. To the best of the Company's knowledge, the tax returns of the Company have never been audited by any state, local or Federal authorities. The Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

         (k) Compliance With Laws; Licenses; Etc. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance or regulation of any governmental entity except for such violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect, and the Company has not received notice of any violation of or noncompliance with any Federal, state, local or foreign, laws, ordinances, regulations and orders applicable to its business which has not been cured, the violation of, or noncompliance with which, would be reasonably likely to have a

Material Adverse Effect. The Company has all material licenses and permits and other governmental certificates, authorizations and permits and approvals (collectively, "Licenses") required by every Federal, state and local government or regulatory body for the operation of its business as currently conducted and the use of its properties, except where the failure to be licensed or possess a permit would not have a Material Adverse Effect. The Licenses are in full force and effect and to the Company's knowledge no violations currently exist in respect of any License and no proceeding is pending or threatened to revoke or limit any thereof.

         (l) Authorization of Agency Agreement; Enforceability; Etc. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agency Agreement and the Offering Documents, and the Fund Escrow Agreement (as defined below). The execution and delivery of this Agency Agreement and the Funds Escrow Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Company's Board of Directors (the "Board") and no further consent or authorization is required by the Company, its Board or its stockholders. This Agency Agreement has been duly executed and delivered by the Company, and this Agency Agreement constitutes the valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

         (m) Authorization of Preferred Shares, Warrants Etc. Except as set forth in or contemplated by Schedule 2(m), the issuance, sale and delivery of the C Preferred Shares, the Notes, the Warrants, the Agent's Engagement Warrants and the Agent's Financing Warrants (as defined herein) have been duly authorized by all requisite corporate action of the Company. When so issued, sold and delivered in accordance with the Offering Documents for the consideration set forth therein, the C Preferred Shares, the Notes, the Warrants, the Agent's Engagement Warrants and the Agent's Financing Warrants will be duly executed, issued and delivered and will constitute valid and legal obligations of the Company enforceable in accordance with their respective terms and, in each case, will not be subject to preemptive or any other similar rights of the shareholders of the Company.

         (n) Authorization of Reserved Shares. Except as set forth in or contemplated by Schedule 2(n), the issuance, sale and delivery by the Company of the shares of Common Stock or Conversion Shares issuable upon conversion or exercise of the Notes, the C Preferred Shares, the Warrants, the Agent's Engagement Warrants and the Agent's Financing Warrants (collectively, the "Reserved Shares") have been duly authorized by all requisite corporate action of the Company, and the Reserved Shares have been duly reserved for issuance upon exercise of all or any of the Warrants, the Agent's Engagement Warrants and Agent's Financing Warrants and conversion of all or any of the Notes or the C Preferred Shares and when so issued, sold, paid for and delivered for the consideration set forth in the Offering Documents, the Reserved

Shares will be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive or any other similar rights of the shareholders of the Company or others.

         (o) Exemption from Registration. Assuming (i) the accuracy of the information provided by the Purchasers in the Securities Purchase Agreement and
(ii) that the Placement Agent has complied in all material respects with its obligations hereunder, the offer and sale of the Securities pursuant to the terms of this Agency Agreement are exempt from the registration requirements of the 1933 Act and the rules and regulations promulgated thereunder. The Company is not disqualified from the exemption under Regulation D by virtue of the disqualification contained in Rule 507 promulgated thereunder.

         (p) Registration Rights. Except with respect to holders of the Series B Preferred Stock, the Series C Preferred Stock, the Notes, the Warrants, the Agent's Engagement Warrants and the Agent's Financing Warrants, and except as set forth in Schedule 2(p), no person has any right to cause the Company to effect the registration under the 1933 Act of any securities of the Company. The Company shall grant registration rights under the 1933 Act to the Purchasers in the Financing and/or their transferees as more fully described or contemplated by Registration Rights Agreement.

         (q) Brokers. Neither the Company nor any of its officers, directors, employees or shareholders has employed any broker or finder in connection with the transactions contemplated by this Agency Agreement other than the Placement Agent.

         (r) Title to Securities. When certificates representing the C Preferred Shares, the Warrants, the Notes, the Agent's Engagement Warrants and the Agent's Financing Warrants have been duly delivered to the Purchasers participating in the Financing, and payment shall have been made therefor, such persons shall receive from the Company good and marketable title to such securities free and clear of all liens, encumbrances and claims whatsoever (with the exception of claims arising through the acts or omissions of the purchasers and except as arising from applicable Federal and state securities laws), and the Company shall have paid all taxes, if any, in respect of the original issuance thereof.

         (s) Right of First Refusal. No person, firm or other business entity is a party to any agreement, contract or understanding, written or oral entitling such party to a right of first refusal with respect to offerings by the Company.

         3. Closing; Placement and Fees.

         (a) Closing of the Financing. Provided the Minimum Offering shall have been subscribed for and funds representing the sale thereof shall have cleared, a closing (the "Initial Closing") shall take place at the offices of the Placement Agent, 830 Third Avenue, New York, New York within three business days thereafter (but in no event later than five days following the Termination
Date), which closing date may be accelerated or adjourned by agreement between the Company and the Placement Agent. At the Initial Closing, payment for the Securities issued and sold by the Company shall be made against delivery of the Notes and Warrants comprising such Securities. In addition, subsequent closings of the Financing (if applicable) may be scheduled at the discretion of the Company and Placement Agent, each of which shall be deemed a "Closing" hereunder. The date of the last closing of the Financing is hereinafter referred to as the "Final Closing" and the date of any closing of a Financing hereunder referred to as a "Closing Date".

         (b) Conditions to Placement Agent's Obligations. The obligations of the Placement Agent hereunder will be subject to the accuracy of the representations and warranties of the Company herein contained as of the date hereof and as of each closing date of the Financing, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (i) Due Qualification or Exemption. (A) The Financing will become qualified or be exempt from qualification under the securities laws of the several states pursuant to paragraph 4(d) below not later than the Initial Closing Date and (B) at the Closing Date no stop order suspending the sale of the Securities shall have been issued, and no proceeding for that purpose shall have been initiated or threatened;

                  (ii) No Material Misstatements. Neither the Blue Sky qualification materials nor the Offering Documents, nor any supplement thereto, will contain any untrue statement of a fact which in the opinion of the Placement Agent is material, or omits to state a fact, which in the opinion of the Placement Agent is material and is required to be stated therein, or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (iii) Compliance with Agreements. The Company will have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to each Closing, and the Company shall not be in breach of the Redemption Agreement;

                  (iv) Corporate Action. The Company has or will have taken all necessary corporate action, including, without limitation, obtaining the approval of the Company's board of directors, for the execution and delivery of this Agency Agreement, the performance by the Company of its obligations hereunder and the Financing contemplated hereby; provided, however, that the Placement Agent understands that the related shareholder approval may not be obtained prior to the Initial Closing;

                  (v) Opinion of Company Counsel. At each Closing, the Placement Agent shall receive the opinion of Holland & Knight, LLP, counsel to the Company, substantially to the effect that:

                  (A) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Florida, has all requisite corporate power and authority necessary to own or hold its respective properties and conduct its business as described in the Company's Annual Report on Form 10-K for the year ended December 31, 1999, and is duly qualified or licensed to do business and is in good standing as a foreign corporation in California and Indiana and in each other jurisdiction listed on an exhibit to such opinion;

                  (B) the Company has all requisite corporate power and authority to execute and deliver and perform its obligations under this Agency Agreement and the Securities Purchase Agreement, the Notes, and the Warrants (and each of the other documents to be entered into by the Company in connection therewith, including, but not limited to the Registration Rights Agreement, the General Security Agreement, and the Intellectual Property Security Agreement) (collectively, the "Transaction Documents"), and to consummate the transactions contemplated hereby and thereby;

                  (C) each of this Agency Agreement and the other Transaction Documents has been duly executed and delivered by the Company, and is the valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to any applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and to general equitable principles;

                  (D) to such counsel's knowledge, and without independent investigation, the authorized, issued and outstanding capital stock of the Company as of the date hereof (before giving effect to the transactions contemplated by this Agency Agreement) is as set forth in
         Schedule 2(c) or as stated in Section 2(c) hereto. To such counsel's knowledge and without independent investigation, there are no outstanding warrants, options, agreements, convertible securities, preemptive rights or other commitments pursuant to which the Company is, or may become, obligated to issue any shares of its capital stock or other securities of the Company other than as set forth in Schedule 2(c) or as stated in Section 2(c);

                  (E) assuming (i) the accuracy of the information provided by the Purchasers in Securities Purchase Agreement; and (ii) that the Placement Agent and any applicable Selected Dealers has complied with their obligations hereunder, the issuance and sale of the Securities are exempt from the registration requirements set forth in Section 5 of the 1933 Act;

                  (F) the Series C Preferred Stock, the Notes, the Warrants, the Agent's Engagement Warrants and the Agent's Financing Warrants, and the Common Stock conform as to legal matters in all material respects to the statements relating thereto contained in the applicable Offering Memorandum. (i) The shares issuable upon exercise of the Agent's Engagement Warrants and the Agent's Financing Warrants when issued in accordance with such warrants and upon payment of the exercise price therefor and (ii) the shares of Common Stock and C Preferred Stock, as the case may be, issuable upon conversion of the Notes and the Series C Preferred Stock, when issued in accordance with the terms of such instruments and upon payment of conversion price therefor, shall be duly authorized, validly issued, fully paid, and nonassessable, and shall not have been issued in violation of any preemptive rights;

                  (G) no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance by the Company of this Agency Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, except the filing of a Notice of Sales of Securities on Form D pursuant to Regulation D and such consents, authorizations, approvals, registrations, and qualifications as may be required under securities or "blue sky" laws in connection with the issuance, sale, and delivery of the Securities pursuant to this Agency Agreement. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding which the Company is a party, or to which any of its properties or assets are subject, and which is attached or filed as an exhibit to either the Annual Report on Form 10-K filed by the Company with the SEC on March 24, 2000 or the Quarterly Report on Form 10-Q filed by the Company with the SEC on May 15, 2000 is required for the execution, delivery, or performance of this Agency Agreement or the other Transaction Documents by the Company, or the consummation of the transactions contemplated hereby or thereby; and the execution, delivery and performance of this Agency Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, will not, to the best of such counsel's knowledge without independent investigation, violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such material contract, agreement, instrument, lease, license, arrangement, or understanding known to us and attached or filed as an exhibit to either the Annual Report on Form 10-K filed by the Company with the SEC on March 24, 2000 or the Quarterly Report on Form 10-Q filed by the Company with the SEC on May 15, 2000, or violate or result in a breach of any term of the articles of incorporation or by-laws of the Company, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree known to us and material to and binding on the Company or to which any of its operations, businesses, properties, or assets are subject;

                  (H) to the best of such counsel's knowledge and without independent investigation, (i) there are no claims, actions, suits, investigations or proceedings before or by any arbitrator, court, governmental authority or instrumentality pending or, to such counsel's knowledge, threatened against or affecting the Company or involving the properties of the Company which might materially and adversely affect the business, properties or financial condition of the Company or which might materially adversely affect the transactions or other acts contemplated by this Agency Agreement or the validity or enforceability of this Agency Agreement, except as set forth in or contemplated by the Offering Documents or in Schedule 2(h); and (ii) the Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree, except as described in the SEC Documents and the Offering Memorandum or such as in the aggregate do not now have and will not in the future have a Material Adverse Effect; nor is the Company required to take any action in order to avoid any such violation or default; and

                  (I) we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and your representatives at which the contents of the Offering Memorandum and the Offering Documents and related matters were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and the other Offering Documents (except as described in paragraphs D and F above), we advise you that, on the basis of the foregoing (relying as to materiality upon the opinions of officers and other representatives of the Company), no facts have come to our attention which lead us to believe that the Offering Memorandum and other Offering Documents as of their respective dates contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and do not make any comment with respect to the financial statements and other financial or statistical data included in the Offering Memorandum).

                  (vi) Officers' Certificate. The Placement Agent shall receive a certificate of the Company, signed by the Chief Executive Officer and Chief Financial Officer thereof, that (i) the representations and warranties contained in Section 2 hereof are true and accurate at such closing with the same effect as though expressly made at such closing and (ii) the Company has complied with its covenants and agreements set forth herein.

                  (vii) Shareholder Consents. The Placement Agent shall have received copies of such duly executed waivers and consents from the holders of the Company's outstanding securities as counsel to the Placement Agent deems necessary or important for completion of the Financing.

                  (viii) Designation of Preferred. The Company shall have filed an Articles of Amendment to the Articles of Incorporation of the Company for the Series C Preferred Stock with the Secretary of State of the State of Florida.

                  (ix) Fund Escrow Agreement. The Placement Agent shall receive a copy of a duly executed escrow agreement in the form previously delivered to you regarding the deposit of funds pending the closing(s) of the Financing with a bank or trust company reasonably acceptable to the Placement Agent (the "Fund Escrow Agreement").

                  (x) Budgets. The Placement Agent shall receive two-year quarterly operating budgets which have been reviewed and approved by the Company's Board and the Placement Agent.

                  (xi) Lock-Up Agreements. The Placement Agent shall receive agreements from each officer, director and principal shareholder of the Company to the effect that such individual shall not sell, assign or transfer any of their Common Stock, preferred stock or other securities of the Company for a period of fifteen months from the Initial Closing. The lock up period for such individuals may be extended, at the discretion of the Placement Agent, for up to an additional twelve months. The Placement Agent shall receive agreements from each Purchaser to the effect that such Purchaser shall not sell, assign or transfer the Conversion Shares or the Warrant Shares sold in the Private Placement for a period of one year from the Initial Closing. The lock up period for such Purchasers may be extended, at the discretion of the Placement Agent, for up to an additional twelve months.

                  (xii) Board of Directors; Irrevocable Proxy. By 6 PM eastern standard time on July 7, 2000, the Board will consist of seven directors which shall include three members designated by the Company (who shall be reasonably acceptable to the Placement Agent), two members designated by the Placement Agent and two members designated by the Purchasers. At least three of the members of the Board collectively designated by the Placement Agent and the Purchasers shall be "independent directors" (as such term is defined in Rule 4200 of the Nasdaq Stock Market). The Placement Agent shall receive the irrevocable proxies described in Section 4(j) hereof. In the event that any of the parties does not exercise its respective right to designate a member or members of the Board, then the failure to do so shall not constitute a waiver of such right and such party may then appoint any person to be an observer who shall be entitled to attend and observe meetings of the Board and any committees thereof (an receive notices, communications and other information provided in connection with such meetings).

                  (xiii) [INTENTIONALLY OMITTED]

                  (xiv) O&D Insurance. The Company shall have in place and full force and effect at least $5,000,000 of officers and directors liability insurance.

         (c) Blue Sky. Counsel to the Company will prepare and file the necessary documents so that offers and sales of the securities to be offered in the Financing may be made in certain jurisdictions. It is understood that such filings may be based on or rely upon: (i) the representations of each Purchaser set forth in the Securities Purchase Agreement delivered by such Purchaser; (ii) the representations, warranties and agreements of the Company set forth in Section 2 of this Agency Agreement; and (iii) the representations of the Company set forth in the certificate to be delivered at each closing pursuant to paragraph (vi) of
Section 3(b).

         (d) Placement Fee and Expenses.

                  (i) Financing. Previously, the Company paid to the Placement Agent a $25,000 non-refundable payment which shall be credited against the Company's reimbursement obligations as set forth in subsection (i)(B) below. On May 26, 2000, simultaneously with the execution of the engagement letter between the Company and the Placement Agent, the Company paid and issued the Placement Agent warrants (the "Agent's Engagement Warrants") to purchase 1,000,000 shares of Common Stock at an exercise price equal to $1.00 per share. Simultaneously with the payment for and delivery of the Notes and Warrants at the Initial Closing (and at each subsequent Closing, if any), the Company shall (A) pay the Placement Agent a cash fee equal to 10% of the gross proceeds resulting from the sale of securities in the applicable Closing and (B) issue to the Placement Agent warrants (the "Agent's Financing Warrants") to purchase shares of Common Stock in an amount equal to 20% of the fully-diluted shares of Common Stock issuable to the Purchasers in each applicable Closing (including upon conversion of the Notes and exercise of the Warrants). The Company shall also reimburse the Placement Agent for up to $150,000 of accountable expenses which represents the maximum aggregate amount of the Placement Agent's accountable expenses, inclusive of the Placement Agent's expenses in Section 4(b), for which the Company shall be liable and pay all expenses in connection with the qualification of the Securities under the securities or Blue Sky laws of the states which the Placement Agent shall designate, including legal fees and filing fees.

                  (ii) Interest. In the event that for any reason the Company shall fail to pay to the Placement Agent all or any portion of the fees payable hereunder when due, interest shall accrue and be payable on the unpaid cash balance due hereunder from the date when first due through and including the date when actually collected by the Placement Agent, at a rate equal to two percent above the prime rate of Citibank, N.A., in New York, New York, computed on a daily basis and adjusted as announced from time to time.

         (e) Bring-Down Opinions and Certificates. If there is more than one Closing, then at each such Closing there shall be delivered to the Placement Agent updated opinions and certificates as described in (v) and (vi) of Section 3(b) above, respectively.

         (f) No Adverse Changes. There shall not have occurred, at any time prior to the applicable closing (i) any domestic or international event, act or occurrence which has materially disrupted, or in the Placement Agent's opinion will in the immediate future materially disrupt, the securities markets; (ii) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange or the Nasdaq - Amex Stock Exchange or in the over-the-counter market; (iii) any outbreak of major hostilities or other national or international calamity; (iv) any banking moratorium declared by a state or federal authority; (v) any moratorium declared in foreign exchange trading by major international banks or other persons; (vi) any material interruption in the mail service or other means of communication within the United States; (vii) any material adverse change in the business, properties, assets, results of operations, or financial condition of the Company; or (viii) any change in the market for securities in general or in political, financial, or economic conditions which, in the Placement Agent's reasonable judgment, makes it inadvisable to proceed with the Financing.

         4. Covenants of the Company.

         (a) Use of Proceeds. The net proceeds of the Financing will be used to redeem the Company's outstanding Series B Preferred Stock as contemplated by the Redemption Agreement and as otherwise described in the Offering Memorandum. Except as set forth on Schedule 4(a), the Company shall not use any of the proceeds from the Financing to repay any indebtedness of the Company (other than trade payables in the ordinary course), including but not limited to indebtedness to any current executive officers, directors or principal shareholders of the Company.

         (b) Expenses of Financing and Other Payments. The Company agrees to reimburse the Placement Agent for all expenses directly incurred by the Placement Agent in connection with the proposed Financing up to $150,000 including, but not limited to, (i) reasonable legal fees of the Placement Agent's counsel relating to the costs of preparing the Offering Documents and all amendments, supplements and exhibits thereto and preparing this Agency Agreement and delivering all Placement Agent and selling documents, Notes, Warrants and Preferred Share certificates; (ii) blue sky fees, filing fees and the fees and disbursements of Placement Agent's counsel in connection with blue sky matters, as and if applicable; and (iii) mailing, printing, copying, telephone, travel, background searches, due diligence investigations, and consulting fees or other similar expenses (the "Placement Agent Expenses").

         If the Company decides not to proceed with the Financing for any reason (other than Placement Agent's failure to close on the Financing prior to the Termination Date) or if the Placement Agent decides not to proceed with the Private Placement because of a material breach by the Company of its representations, warranties, or covenants in this Agency Agreement or as a result of material adverse changes in the affairs of the Company that adversely impacts the marketability and sale of the Securities, the Company will be obligated to pay the Placement Agent a financial advisory fee, at the Placement Agent's sole discretion, of either (i) $1,000,000 in cash or (ii) 1,000,000 shares of the Company's Common Stock (which fee the Company agrees is a fair measure of the compensation to be received by the Placement Agent under such circumstances in respect of, among other things its advice, time and effort in respect of the Financing), and to reimburse the Placement Agent for the Placement Agent Expenses as set forth above within ten business days of the occurrence or any such event. Absent bad faith, the Placement Agent shall have no liability to the Company for any reason should the Placement

Agent choose not to proceed with the Financing contemplated hereby except as otherwise provided herein.

         (c) Notification. The Company shall notify the Placement Agent immediately, and in writing, (i) when any event shall have occurred during the period commencing on the date hereof and ending on the later of the last Closing or the Termination Date as a result of which the Offering Documents would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) of the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification or registration of the Securities, or of any exemption from such registration or qualification, in any jurisdiction. The Company will use its best efforts to prevent the issuance of any such modification, rescission, withdrawal or suspension and, if any such modification, rescission, withdrawal or suspension is issued and you so request, to obtain the lifting thereof as promptly as possible.

         (d) Blue Sky. The Company will use its best efforts to qualify or register the securities to be offered in the Financing for offering and sale under, or establish an exemption from such qualification or registration under, the securities or "blue sky" laws of such jurisdictions as you may reasonably request; provided however, that the Company will not be obligated to register as a foreign corporation or qualify as a dealer in securities in any jurisdiction in which it is not so qualified. The Company will not consummate any sale of securities pursuant to the Financing in any jurisdiction in which it is not so qualified or in any manner in which such sale may not be lawfully made.

         (e) Form D Filing. The Company shall: (i) file five copies of a Notice of Sales of Securities on Form D with the SEC no later than 15 days after the first sale of the Securities; (ii) file promptly such amendments to such Notices on Form D as shall become necessary; and (iii) comply with any filing requirement imposed by the laws of any state or jurisdiction in which offers and sales are made. The Company shall furnish the Placement Agent with copies of all such filings.

         (f) Press Releases, Etc. The Company shall not, during the period commencing on the date hereof and ending on the last to occur of (i) the Closing; (ii) the Termination Date; or (iii) the second anniversary of the Final Closing, issue any press release or other communication, or hold any press conference with respect to the Company, its financial condition, results of operations, business, properties, assets, or liabilities, without the prior consent of the Placement Agent, which consent shall not be unreasonably withheld, provided, however, the Company may issue any such releases which in the reasonable opinion of counsel to the Company are required for compliance with any governmental agency or exchange on which the Company's securities are listed. Furthermore, the Company shall not at any time include information with respect to the Financing or use the Placement Agent's name in any press release, advertisement or on any website maintained by the Company without the prior written consent of the Placement Agent, which consent, with respect to information regarding the Financing only, shall not be unreasonably withheld.

         (g) Executive Compensation. The compensation of the Company's executive officers shall not increase during the three-year period following the Initial Closing without the approval of the Compensation Committee of the Company's Board of Directors.

         (h) Restrictions on Issuances of Securities. During the period commencing on the date hereof and ending on the later of (i) the Final Closing or (ii) the Termination Date, the Company will not, without the prior written consent of the Placement Agent, issue additional shares of Common Stock, other than pursuant to the exercise of options or warrants outstanding on the date hereof, or grant any warrants, options or other securities of the Company or the conversion of shares of Series B Preferred Stock. If the Minimum Offering is sold, the Company agrees that it will not, without approval of a majority of the Board, issue additional shares of Common Stock, other than pursuant to the exercise of options or warrants outstanding on the date hereof, or grant any warrants, options or other securities of the Company.

         (i) Budgets; Financial Statements. During the period ending on the Initial Closing Date), any expenditures in excess of 5% outside the budgets previously delivered to the Placement Agent pursuant to Section 3(b)(x) hereof will be approved by a majority of the Board. During the two-year period after the Initial Closing, the Company will use its best efforts to deliver to the Board members monthly financial statements within 15 days after the end of each month but, in any event, no later than 30 days after the end of each month.

         (j) Board Designees; Irrevocable Proxy. In the event the Minimum Offering is completed, the Company agrees that until such time as (i) all of the outstanding Notes have converted into Common Stock pursuant to optional conversion features set forth in the promissory note or (ii) at least 90% of the outstanding C Preferred Shares have converted into Common Stock pursuant to the terms of the mandatory conversion features set forth in the C Designation, the Company will use its best efforts to cause the Board to have the composition set forth in Section 3(b)(xii) hereof and the number of directors comprising the Board shall not increase without the consent of the Placement Agent's Board designees. The Placement Agent shall receive an irrevocable proxy from each of the officers and directors of the Company granting the Placement Agent a proxy to vote their shares for the election of directors solely for the purpose of enforcing the Placement Agent's rights described in this Section 4(j). Any director designated by the Placement Agent may be replaced at any time. In addition, in the event that any director designated by the Placement Agent resigns or for any reason no longer serves as a director, then the Placement Agent shall designate a replacement for such director.

         (k) Independent Auditors. During the two-year period following the Initial Closing, the Company will not switch auditors, other than to a "Big Five" accounting firm, without the approval of a majority of the independent members of the Board.

         (l) Quarterly Communications. Within 45 days after the end of each fiscal quarter, the Company shall (i) send to the Placement Agent (x) a letter setting forth the results of operations for the fiscal quarter and management's analysis thereof (which delivery obligation shall be satisfied by timely filing with the SEC the applicable quarterly report on Form 10-Q) and (y) a schedule of all securities issuances by the Company, including the issuances of shares pursuant to the cashless exercise provisions of any options or warrants, and
(ii) present an update on the affairs of the Company at the offices of the Placement Agent for the investors and employees of the Placement Agent. In addition, within 90 days after the end of each fiscal year, the Company shall send to the Purchasers a shareholders letter in form and substance reasonably satisfactory to the Placement Agent setting forth the results of operations for the fiscal year and management's analysis thereof (which delivery obligation shall be satisfied by timely filing with the SEC the applicable Annual Report on Form 10-K).

         (m) Transmittal Letters. Within five days after each closing of the Financing, the Placement Agent shall receive copies of all letters from the Company to the investors transmitting the securities sold in such Financing and shall receive a letter from the Company confirming transmittal of the securities to the investors.

         (n) Committees. The Company will not create any committees of its Board that are not composed of a majority of the independent members of the Board unless it has received the approval of a majority of the independent members of the Board to do so.

         (o) Transfer Agent. The Company shall provide a transfer agent and registrar in respect of its capital stock, which transfer agent and registrar shall be reasonably acceptable to the Placement Agent.

         5. Representations, Warranties and Covenants of the Placement Agent. The Placement Agent represents, warrants and covenants to the Company as follows:

         (a) Registered Broker-Dealer Etc. The Placement Agent and any applicable Selected Dealer is (i) a registered broker-dealer under the 1934 Act, and (ii) a member in good standing of the NASD, and (iii) registered as a broker-dealer in each jurisdiction in which it is required to be registered as such in order to offer and sell the Securities in such jurisdiction. The Placement Agent will cooperate with the Company to ensure that the offering and sale of the Securities will comply with the requirements of Rule 506 under the Act, including, without limitation, the general conditions contained in Regulation D and the federal securities laws, and will follow the reasonable advice of the Company with respect to the manner in which to offer and sell the Units so as to ensure that the offering and sale thereof will comply with the securities laws in any jurisdiction in which Securities are offered by the Placement Agent.

         (b) Authorization of Agency Agreement; Enforceability; Etc. The Placement Agent has the requisite corporate power and authority to enter into and perform its obligations under this Agency Agreement and the Fund Escrow Agreement. The execution and delivery of this Agency Agreement and the Funds Escrow Agreement by the Placement Agent and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized and no further consent or authorization is required. This Agency Agreement has been duly executed and delivered by the Placement Agent, and this Agency Agreement constitutes the valid and binding obligations of the Placement Agent enforceable against the Placement Agent in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

         6. Indemnification.

         (a) The Company agrees to indemnify and hold harmless the Placement Agent and each selected dealer, if any, and their respective shareholders, directors, officers, agents and controlling persons against any and all loss, liability, claim, damage and expense whatsoever (and all actions in respect thereof), and to reimburse the Placement Agent and such persons for reasonable legal fees and related expenses as incurred (including, but not limited to the costs of investigating, preparing or defending any such action or claim whether or not in connection with litigation in which the Placement Agent is a party and the costs of giving testimony or furnishing documents in response to a subpoena or otherwise), caused by or arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided, however, that the Company shall not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement of a material fact or alleged untrue statement or a material fact provided by the Placement Agent in writing to the Company specifically for use in the Offering Documents), (ii) any violation by the Company of the federal securities laws or the securities laws of any states, or otherwise arising out of your engagement hereunder, except in respect of any matters as to which you shall have been adjudicated to have acted with willful misconduct or gross negligence, or (iii) any breach by the Company of any of its representations, warranties or covenants contained in this Agency Agreement.

         (b) The Company agrees to indemnify and hold harmless the Placement Agent and each selected dealer, if any, and their respective shareholders, directors, officers, agents and controlling persons to the same extent as the foregoing indemnity under paragraph (a), against any and all loss, liability, claim, damage and expense whatsoever directly arising out of the exercise by any person of any right under the 1933 Act or the 1934 Act or the securities or Blue Sky laws of any state on account of violations of the representations, warranties or agreements set forth in Section 2 hereof.

         (c) The Placement Agent agrees to indemnify and hold harmless the Company, and each shareholder, director, officer, agent and controlling person against any and all loss, liability, claim, damage and expense whatsoever (and all actions in respect thereof), and to reimburse the Company and such persons for reasonable legal fees and related expenses as incurred (including, but not limited to the costs of investigating, preparing or defending any such action or claim whether or not in connection with litigation in which the Company is a party and the costs of giving testimony or furnishing documents in response to a subpoena or otherwise), caused by or arising out of
(i) any breach of any of the agreements, representations or warranties of the Placement Agent contained in this Agency Agreement or (ii) any untrue statement of a material fact in any information provided to the Company in writing by, and relating to, the Placement Agent, expressly for use in and used in the Offering Documents, or any omission in any information provided to the Company in writing by, and relating to, the Placement Agent, expressly for use in and used in the Offering Documents of any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (it being understood and agreed that any such information provided to the Company in writing by, and relating to, the Placement Agent shall be set forth in a separate letter signed by the Placement Agent and delivered to the Company).

         (d) The Placement Agent agrees to indemnify and hold harmless the Company, and each shareholder, director, officer, agent and controlling person to the same extent as the foregoing indemnity under paragraph (c) above, against any and all loss, liability, claim, damage and expense whatsoever directly arising out of the exercise by any person of any right under the 1933 Act or the 1934 Act or the securities or Blue Sky laws of any state on account of violations of the representations, warranties or agreements set forth in Section 5 hereof.

         (e) Promptly after receipt by a party (the "Indemnified Party") under this Section of notice of the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against one or more of the other parties (the "Indemnifying Party") under this Section, notify in writing the Indemnifying Party of the commencement thereof; but the omission so to notify the Indemnifying Party will not relieve it from any liability which it may have to the Indemnified Party otherwise than under this Section except to the extent the defense of the claim is prejudiced. In case any such action is brought against an Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party to the Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to the Indemnified Party under this Section for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation (provided the Indemnifying Party has been advised in writing that such investigation is being undertaken). The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party if the Indemnifying Party has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Party; provided that the fees and expenses of such counsel shall be at the expense of the Indemnifying Party if (i) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party or (ii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party or Parties and the Indemnifying Party and, in the reasonable judgment of counsel for the Indemnified Party, it is advisable for the Indemnified Party or Parties to be represented by separate counsel due to an actual conflict of interest (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of an Indemnified Party or Parties), it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all the Indemnified Parties. No settlement of any action against an Indemnified Party shall be made unless such an Indemnified Party is fully and completely released in connection therewith.

         7. Contribution.

         To provide for just and equitable contribution, if (i) an Indemnified Party makes a claim for indemnification pursuant to Section 6 but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agency Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the 1933 Act, the 1934 Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee or agent for the Company, or any controlling person of the Company), on the one hand, and the Placement Agent and any Selected Dealers (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent and the Selected Dealers, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Placement Agent and the Selected Dealers in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. In no case shall the Placement Agent or a Selected Dealer be responsible for a portion of the contribution obligation in excess of the compensation received by it pursuant to Section 3 hereof or the Selected Dealer Agreement, as the case may be. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Placement Agent or a Selected Dealer within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act and each officer, director, shareholder, employee and agent of the Placement Agent or a Selected Dealer, shall have the same rights to contribution as the Placement Agent or the Selected Dealer, and each person, if any who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act and each officer, director, employee and agent of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 7. Anything in this Section 7 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This
Section 7 is intended to supersede any right to contribution under the 1933 Act, the 1934 Act, or otherwise.

         8. Miscellaneous.

         (a) Survival. Any termination of the Financing without consummation thereof shall be without obligation on the part of any party except that the indemnification provided in Section 6 hereof and the contribution provided in
Section 7 hereof shall survive any termination and shall survive the Final Closing for a period of two years.

         (b) Representations, Warranties and Covenants to Survive Delivery. The respective representations, warranties, indemnities, agreements, covenants and other statements as of the date hereof shall survive execution of this Agency Agreement and delivery of the Securities and the termination of this Agency Agreement for a period of two years after such respective event.

         (c) No Other Beneficiaries. This Agency Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and no other person, firm or corporation shall have any third-party beneficiary or other rights hereunder.

         (d) Governing Law; Resolution of Disputes. This Agency Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to conflict of law provisions. The Placement Agent and the Company will attempt to settle any claim or controversy arising out of this Agency Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. Should such attempts fail, then the dispute will be mediated by a mutually acceptable mediator to be chosen by the Placement Agent and the Company within 15 days after written notice from either party demanding mediation. Neither party may unreasonably withhold consent to the selection of a mediator, and the parties will share the costs of the mediation equally. Any dispute which the parties cannot resolve through negotiation or mediation within six months of the date of the initial demand for it by one of the parties may then be submitted to binding arbitration under the rules of the American Arbitration Associations of New York for resolution. The use of mediation will not be construed under the doctrine of latches, waiver or estoppel to affect adversely the rights of either party. Nothing in this paragraph will prevent either party from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (b) interim relief from a court is necessary to prevent serious and irreparable injury.

         (e) Counterparts. This Agency Agreement may be signed in counterparts with the same effect as if both parties had signed one and the same instrument.

         (f) Notices. Any communications specifically required hereunder to be in writing, if sent to the Placement Agent, will be sent by overnight courier providing a receipt of delivery or by certified or registered mail, or by facsimile with machine generated transmittal confirmation, to it at Commonwealth Associates, 830 Third Avenue, New York, New York 10022, Att: Carl Kleidman, Fax No. (212) 829-5800, with a copy to Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022, Att: Luke P. Iovine, III, Fax No. (212) 319-4090, and if sent to the Company, will be sent by overnight courier providing a receipt of delivery or by certified or registered mail, or by facsimile with machine generated transmittal confirmation, to it at 2555 Davie Road, Suite 110, Fort Lauderdale, Florida 33317, Att: Frank M. Puthoff, Fax No. (954) 473-0620, with a copy to Holland & Knight LLP, One East Broward Boulevard, Suite 1300, Fort Lauderdale, Florida 33301, Attention: Steven Sonberg, Fax No. (954) 463-2030.

         (g) Entire Agreement. This Agency Agreement constitutes the entire agreement of the parties with respect to the matters herein referred and supersedes all prior agreements and understandings, written and oral, between the parties with respect to the subject matter hereof. Neither this Agency Agreement nor any term hereof may be changed, waived or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, waiver or termination is sought.

         If you find the foregoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.

                                          Very truly yours,

                                          PROXYMED, INC.


                                          By:
                                             -----------------------------------
                                             Name:  Harold S. Blue
                                             Title: Chairman and Interim Chief
                                                    Executive Officer

Agreed:

COMMONWEALTH ASSOCIATES, L.P.

         By: Commonwealth Associates Management Company, Inc.,
             its general partner


         By:
            -----------------------------------
            Name:
            Title:

                                     Annex A

         1. Definitions. All capitalized terms used, and not defined herein, shall have the meanings ascribed to in the Subscription Agreement. The following additional definitions shall apply for purposes of this Annex A:

         (a) The term "Agency Warrants" means the Warrants, dated as of the date Subscription Agreement, between the Company and Commonwealth.

         (b) The term "Agency Warrant Shares" means the Agency Warrants to purchase shares of Common Stock of the Company.

         (c) The term "Company" means ProxyMed, Inc., a Florida corporation.

         (d) The term "Common Stock" means shares of the Company's common stock, par value $0.001.

         (e) The term "Commonwealth" means Commonwealth Associates, L.P.

         (f) The term "Conversion Shares" means the Note Conversion Shares and the Preferred Conversion Shares, collectively.

         (g) The term "Financing" means the financing extended by the Subscribers to the Company in connection with the Subscription Agreement.

         (h) The term "Holder" means a Subscriber and any transferee or assignee thereof to whom a Subscriber assigns its rights under this Annex A to the Subscription Agreement and who agrees to become bound by the provisions of this Annex A in accordance with Section 8.

         (i) The term "Investor Warrants" means the Warrants, dated as of the date of the Subscription Agreement, between the Company and the respective Subscribers.

         (j) The term "Investor Warrant Shares" means the shares of Common Stock issuable upon the exercise of the Investor Warrants.

         (k) The term "LOI Warrants" means the Warrants, dated as of June 7, 2000, between the Company and Commonwealth.

         (l) The term "LOI Warrant Shares" means the LOI Warrants to purchase 1,000,000 shares of Common Stock of the Company.

         (m) The term "Notes" means the 7% convertible senior secured promissory notes made by the Company in favor of the Subscribers.

         (n) The term "Note Conversion Shares" means the shares of Common Stock into which the Notes, in certain circumstances, are convertible, at the option of the Subscribers, the terms and provisions of which are contained in the Subscription Agreement and the Notes.

         (o) The term "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof.

         (p) The term "Preferred Conversion Shares" means the shares of Common Stock into which the C Preferred Shares are convertible, the terms and provisions of which are contained in the Series C Designation.

         (q) The term "Redemption Warrants" means the Warrants, dated as of May 4, 2000, between the Company and Commonwealth.

         (r) The term "Redemption Warrant Shares" means the Redemption Warrants to purchase 1,000,000 shares of Common Stock of the Company.

         (s) The terms "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing one or more Registration Statements, (as defined below) or similar document in compliance with the Securities Act of 1933, as amended (the "1933 Act"), and Rule 415 thereunder or any successor rule providing for the offering for resale of securities on a continuous or delayed basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement or document by the United States Securities and Exchange Commission (the "SEC").

         (t) The term "Registrable Securities" means (1) the Note Conversion Shares, (2) the Warrant Shares issuable or issued upon exercise of the applicable Investor Warrants, Redemption Warrants, LOI Warrants, and Agency Warrants, (3) the Preferred Conversion Shares, and (4) any shares of common stock issued or issuable with respect to the Warrant Shares or the Conversion Shares, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on the exercises of the Investor Warrants, the Redemption Warrants, the LOI Warrants or the Agency Warrants or conversion of Notes or Series C Preferred Stock; provided, that any securities deemed Registrable Securities in accordance herewith shall cease to be Registrable Securities (i) upon the sale of such securities pursuant to a Registration Statement, (ii) upon the sale of such securities pursuant to Rule 144 promulgated under the 1933 Act or (iii) on the date on which such securities become eligible for sale under Rule 144(k).

         (u) The term "Registration Statement" means a registration statement on Form S-1 or Form S-3 or any similar or successor form then appropriate for or applicable to the offer and sale of the Registrable Securities and filed under the 1933 Act.

         (v) The term "Subscriber(s)" means the subscribers signatory to the Subscription Agreement.

         (w) The term "Subscription Agreement" means the Subscription Agreement between the Company and the respective Subscribers relating to the purchase of Securities.

         (x) The term "Warrant Shares" means the Investor Warrant Shares, the Redemption Warrant Shares, the LOI Warrant Shares and the Agency Warrant Shares.

         2. Registration.

         (a) Right to Include Registrable Stock. If the Company proposes to register any of its securities under the 1933 Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-4 or Form S-8, or any successor or similar forms) (the "Offering"), it will each such time promptly (but not later than 30 days before the anticipated date of filing such Registration Statement) give written notice to each Holder. Upon the written request of any of the Holders made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holders and the intended method of distribution thereof), the Company will use its reasonable best efforts to effect the registration under the 1933 Act of all Registrable Securities which the Company has been requested to register by any of the Holders in accordance with the intended methods of distribution specified in such request; provided that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company determines for any reason not to proceed with such registration, the Company may, at its election, give written notice of such determination to the Holders and, thereupon, will be relieved of its obligation to register any Registrable Securities in connection with such registration and (ii) in case of a determination by the Company to delay registration of its securities, the Company will be permitted to delay the registration of Registrable Securities for the same period as the delay in registering such other securities; provided, however, that the provisions of this Section 2 will not be deemed to limit or otherwise restrict the rights of the Holders under Section 3.

         (b) Mandatory Registration. Notwithstanding the foregoing, the Company shall prepare and file with the SEC prior to the six month anniversary date of the initial Closing Date of the Subscription Agreement (the "Filing Deadline") a Registration Statement or Registration Statements (as necessary) on Form S-3 covering the resale of all of the Holders' Registrable Securities. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 2(e). The Company shall use its best efforts to cause such Registration Statement to be declared effective by the SEC prior to the date that is the nine month anniversary date of the Filing Deadline (the "Effectiveness Deadline").

         (c) Priority. If the managing underwriter for a registration (other than with respect to a Registration Statement filed pursuant to Section 2(b) above) involving an underwritten offering advises the Company in writing that, in its opinion, the number of securities of the Company (including Registrable Securities) requested to be included in such registration by the holders thereof exceeds the number of securities of the Company (the "Sale Number") which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include (i) first, all securities of the Company that the Company proposes to register for its own account and (ii) second, to the extent that the number of securities of the Company to be included by the Company is less than the Sale Number, a number of the Registrable Securities equal to the number derived by multiplying (a) the difference between the Sale Number and the securities proposed to be sold by the Company, and (b) a fraction the numerator of which is the number of Registrable Securities originally requested to be registered by the Holders and the denominator of which shall be the aggregate number of all securities requested to be registered by all holders of the Company's securities (other than securities being registered by the Company itself), provided that such Registrable Securities for the account of the Holders shall be allocated among the Holders pro rata based on the amount of securities sought to be registered by the Holder. The Company hereby agrees that it will not grant registration rights to any other holder that are more favorable to such holder than the registration rights granted hereunder.

         (d) Legal Counsel. Subject to Section 7 hereof, the Subscribers holding a majority of the Registrable Securities shall have the right to select one legal counsel to review and oversee any offering pursuant to this Section 2 ("Legal Counsel"), which shall be Paul, Hastings, Janofsky & Walker LLP or such other counsel as thereafter designated by the holders of [a majority] of Registrable Securities. The Company shall reasonably cooperate with Legal Counsel in performing the Company's obligations under the terms of this Annex A.

         (e) Ineligibility of Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the resale of the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

         (f) Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. If (i) a Registration Statement covering all the Registrable Securities and required to be filed by the Company pursuant to the terms of this Annex A is not (A) filed with the SEC on or before the Filing Deadline or (B) declared effective by the SEC on or before the applicable Effectiveness Deadline or (ii) on any day after the Registration Statement has been declared effective by the SEC, sales of all the Registrable Securities required to be included on such Registration Statement cannot be made pursuant to the Registration Statement (including, without limitation, because of a failure to keep the Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, to register sufficient shares of Common Stock), then, as partial relief for the damages to any Holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), (x) each of the exercise price of the Investor Warrants, Redemption Warrants, LOI Warrants and Agency Warrants (as set forth in the applicable Warrants), the Conversion Price relating to the Notes (as set forth in the Subscription Agreement and the Notes), and the Conversion Price relating to the Series C Preferred Stock (as set forth in the Subscription Agreement and the Series C Designation) shall be reduced by 10% for each aggregate 30-day period (or pro rated amounts thereof for partial 30-day periods) that (i) the Registration Statement is not (A) filed with the SEC on or before the Filing Deadline or (B) declared effective by the SEC following the Effectiveness Deadline and (ii) after the Registration Statement is declared effective by the SEC, such Registration Statement is not available for the sale of at least all of the Registrable Securities required to be included in such Registration Statement,
(y) the number of Investor Warrant Shares, Redemption Warrant Shares, LOI Warrant Shares, or Agency Warrant Shares, as the case may be, shall be increased to a number determined by multiplying the number of the such applicable Warrant Shares purchasable immediately prior to the applicable exercise price reduction hereunder by a fraction, the numerator of which shall be the exercise price per share in effect prior to the applicable exercise price reduction hereunder and the denominator of which shall be the exercise price as so reduced, and (z) the number of Note Conversion Shares or Preferred Conversion Shares, as the case may be, shall be increased to a number determined by multiplying the number of such Conversion Shares issuable upon conversion of the Notes or the Series C Preferred Stock, as the case may be, immediately prior to the applicable Conversion Price reduction hereunder by a fraction, the numerator of which shall be the Conversion Price per share in effect prior to the applicable Conversion Price reduction hereunder and the denominator of which shall be the applicable Conversion Price as so reduced. Notwithstanding anything to the contrary, the adjustments required pursuant to this Section 2(f) as a result of sales of Registrable Securities not being able to be made pursuant to the Registration Statement after it has been declared effective, shall not be applicable unless and until such time as such sales have not been able to be made for a period of more than 15 days in any 365-day period and such 15 days shall not be included in calculating any adjustments.

         (g) Sufficient Number of Shares Registered. In the event the number of shares available under a Registration Statement filed pursuant to Section 2(b) is insufficient to cover all of the Registrable Securities which such Registration Statement is required to cover, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least 100% of the Registrable Securities (based on the market price of the Common Stock on the trading day immediately preceding the date of filing of such amendment or new Registration Statement), in each case, as soon as practicable, but in any event not later than fifteen (15) business days after the necessity therefor arises. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed "insufficient to cover all of the Registrable Securities" if the number of Registrable Securities issued or issuable upon conversion of the Notes or conversion of the Series C Preferred Stock, and exercise of the Investor Warrants, Redemption Warrants, LOI Warrants and Agency Warrants covered by such Registration Statement is greater than the number of shares of Common Stock available for resale under the Registration Statement to cover shares issued or issuable upon conversion of the Notes or conversion of the Series C Preferred Stock, and exercise of the Investor Warrants, Redemption Warrants, LOI Warrants and Agency Warrants. For purposes of the calculation set forth in the foregoing sentence, any restrictions on the conversion of the Notes or conversion of the Series C Preferred Stock, and the exercise of the Investor Warrants, Redemption Warrants, LOI Warrants and Agency Warrants shall be disregarded and such calculation shall assume that the Notes or the Series C Preferred Stock, as the case may be, are then convertible for shares of Common Stock at the then prevailing Conversion Price, as applicable (as defined in the Notes, the Subscription Agreement, and the Series C Designation) and the Investor Warrants, Redemption Warrants, LOI Warrants or Agency Warrants, as the case may be, are then exercisable for shares of Common Stock at the then prevailing applicable Warrant Share Price (as defined in the applicable warrant).

         3. Obligations of the Company. Whenever required under the terms of this Annex A to effect the registration of any Registrable Securities, the Company will, as expeditiously as possible, fulfill the following obligations:

         (a) The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities (but in no event later than the Filing Deadline) and use its best efforts to cause such Registration Statement to become effective (but in no event later than the applicable Effectiveness Deadline). The Company will keep such Registration Statement effective for up to one year but not, in any event, after such securities cease being Registrable Securities (the "Registration Period"). The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company shall submit to the SEC, within three business days after the Company learns that no review if a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request.

         (b) The Company shall prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to the terms of this Annex A (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Company shall have incorporated such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement the Registration Statement.

         (c) The Company shall (1) permit Legal Counsel to review and comment upon those sections of (i) the Registration Statement as least five (5) business days prior to its filing with the SEC, and (ii) all other Registration Statements and all amendments and supplements to the Registration Statements, which are applicable to the Subscribers, (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any similar or successor report and registration statements on Form S-8) at least four (4) business days prior to their filing with the SEC and (2) not file any document in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be unreasonably withheld. The Company shall furnish to Legal Counsel, without charge, (i) any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company's obligations pursuant to this Section 3.

         (d) The Company shall furnish to each of the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Holders.

         (e) The Company shall use its best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the Registrable Securities covered by a Registration Statement under all jurisdiction's securities or "blue sky" laws in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Holder who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

         (f) As promptly as practicable after becoming aware of such event or development, the Company shall notify Legal Counsel and each Holder in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver copies of such supplement or amendment to Legal Counsel and each Holder as they may reasonably request. The Company shall also promptly notify Legal Counsel and each Holder in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Holder by facsimile on the same day of such effectiveness),
(ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

         (g) The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, however, if such an order or suspension is issued, the Company shall obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Holder who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

         (h) At the reasonable request of any Holder and at the expense of such Holder, the Company shall furnish to such Holder, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as any of the Holders may reasonably request (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is reasonably and customarily given in an underwritten public offering, addressed to the Holders.

         (i) The Company shall either (i) cause all the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) use its best efforts to secure designation and quotation of all the Registrable Securities covered by the Registration Statement on the Nasdaq National Market or The New York Stock Exchange, Inc., or, if the Company is unsuccessful in satisfying the preceding clause (i) or (ii), the Company shall use its best efforts to secure the inclusion for quotation on The American Stock Exchange, Inc., or The Nasdaq SmallCap Market, for such Registrable Securities and, without limiting the generality of the foregoing, use its best efforts to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(i). The Holders acknowledge that the shareholder approval relating to the Subscription Agreement and required pursuant to the listing rules of the Nasdaq National Market may not be obtained prior to the Closing Date.

         (j) In connection with the filing of a Registration Statement, the Company shall make documents, files, books, records, officers, directors and employees of the Company reasonably available to any Holder, Legal Counsel and one firm of accountants or other agents retained by the Holders and provided the underwriters, if any, shall have agreed to be bound by the provisions of this
Section 3(j), to such underwriters (collectively the "Inspectors"), and make such other accommodations as are reasonably necessary for the Inspectors, if any, to perform a due diligence review of the Company; provided, however, that all such information ("Confidential Information") will be kept confidential and not utilized by the Inspectors except as contemplated herein and except as required by law or court order. The term "Confidential Information" does not include information that (i) is already in possession of such other party (other than that which is subject to another confidentiality agreement), (ii) becomes generally available to the public, or
(iii) becomes available on a non-confidential basis from a source other than the Company. Each Holder agrees that it shall, upon learning that disclosure of such Confidential Information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the information deemed confidential.

         (k) The Company shall hold in confidence and not make any disclosure of information concerning any Holder provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is required by law or court order, (iv) such information has been made generally available to the public other than by disclosure in violation of the terms of this Annex A or any other agreement or (v) such Holder consents to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning any Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Holder and allow such Holder, at the Holder's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

         (l) The Company shall cooperate with each of the Holders who hold Registrable Securities being offered, and to the extent applicable, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Holders may reasonably request and registered in such names as the Holders may request.

         (m) The Company shall provide a transfer agent and registrar of all such Registrable Securities not later than the effective date of such Registration Statement.

         (n) If requested by any Holder, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as such Holder requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by any Holder of such Registrable Securities; provided, however, the Company shall not be required to take any such action if it reasonably believes actions requested by the Holder is contrary to any laws, rules or regulations.

         (o) The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

         (p) The Company shall make generally available to its security holders as soon as practical, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement, provided that the Company shall be deemed to satisfy its obligations under this Section 3(p) if it timely makes all required filings under the 1934 Act and does not change its fiscal year.

         (q) The Company shall otherwise comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

         (r) Within two (2) business days after a Registration Statement which covers applicable Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

         (s) The Company shall provide to any underwriter effecting a public offering of Registerable Securities pursuant to a Registration Statement such opinions, certifications, indemnifications, and take such other actions, including, without limitation, entering into such agreements (including underwriting agreements), as are reasonably required and appropriate and customary in such offering transactions, to permit the Holders to make a public offering of the Registrable Securities requested to be registered.

         4. Furnish Information. The Company's obligation to cause any Registration Statement to become effective in connection with distribution of any Registrable Securities pursuant to the terms of this Annex A is contingent upon each Holder, with reasonable promptness, furnishing to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities, as is required pursuant to Regulation S-K promulgated under the 1933 Act, to effect the registration of the Registrable Securities.

         5. Indemnification. In the event of any registration under the terms of this Annex A:


         (a) The Company will indemnify and hold harmless each Holder and its officers, directors, partners and affiliates (and their officers, directors and partners), any underwriter (as defined in the 1933 Act) for each Holder and each person (and its officers, directors, partners and affiliates), if any, who controls any Holder or underwriter within the meaning of the 1933 Act or the 1934 Act (each a "Company Indemnified Person"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, or the 1934 Act or any state securities law, and the Company will pay to each such Company Indemnified Person, as incurred, any legal or other expenses reasonably incurred by or on behalf of him in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection (a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor will the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon (1) a Violation which occurs solely as the result of the written information furnished by any Holder, underwriter or controlling person seeking indemnification hereunder, as applicable, expressly for inclusion in the Registration Statement or (2) with respect to any underwriter and controlling person of such underwriter (and their respective officers and directors), a Violation which results from the fact that there was not sent or given to a person who bought Registrable Securities, at or prior to the written confirmation of the sale, a copy of the final prospectus, as then amended or supplemented, if the Company had previously furnished copies of such prospectus hereunder and such prospectus corrected the misstatement or omission forming the basis of the Violation.

         (b) Each Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any controlling person of any such underwriter or other holder (each a "Holder Indemnified Person"), against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the 1933 Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or action in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely as a result of the written information furnished by each Holder expressly for inclusion in the applicable Registration Statement; and such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any Holder Indemnified Person intended to be indemnified pursuant to this subsection (b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that any Holder's liability pursuant to this Section 5(ii) shall be limited to the amount of the net proceeds received by such Holder from the sale of the Registrable Securities sold by it, and further provided that the indemnity agreement contained in this subsection (b) does not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld.

         (c) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement of such action and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) will have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between the indemnified party and any other party represented by such counsel in the same proceeding. If the indemnifying party shall fail to defend the action, or conducts a defense which is not reasonably adequate in light of the circumstances, the indemnified party may conduct its own defense and shall be entitled to reimbursement for the costs of such defense. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under the terms of this Annex A, except to the extent that the indemnifying party is materially prejudiced by such failure. The omission so to deliver written notice to the indemnifying party does not relieve it of any liability that it may have to any indemnified party otherwise than under the terms of this Annex A. No indemnifying party under the terms of this Annex A will enter into any settlement or consent to any entry of judgment which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect of such claim or litigation.

         (d) If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party or is insufficient to indemnify an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of or in addition to, as appropriate, indemnifying such indemnified party hereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The obligation of any Holder to make a contribution pursuant to this Section 5 (d) shall be limited to the net proceeds received by such Holder from the sale of the Registrable Securities sold by it, less any amounts paid pursuant to Section 5(b).

         (e) The obligations of the Company and each of the Holders under this
Section 5 will survive the completion of any offering of Registrable Securities in a Registration Statement under the terms of this Annex A.

         6. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 5 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation or from the Company; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

         7. Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to the terms of this Annex A, including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits incidental to or required by such registration, qualification or compliance will be borne by the Company. In addition, the Company shall reimburse the Holders for the reasonable fees and disbursements of Legal Counsel in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 of this Annex A which amount shall be limited to $10,000.

         8. Assignment of Registration Rights. The rights under the terms of this Annex A shall be automatically assignable by any Holder to any transferee of all or any portion of Registrable Securities if: (i) such Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Financing.

         9. Amendments. The terms of the Annex A may be amended, modified or waived by agreement of the Corporation, Commonwealth and the applicable Committees (as defined in and contemplated by the Subscription Agreement). Any amendment or waiver effected in accordance with this Section 9 will be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Annex A unless the same consideration also is offered to all of the parties to the Subscription Agreement.

         10. Miscellaneous.

         (a) Specific Performance. Each of the Company, Commonwealth and the Holders acknowledges and agrees that the breach of the terms of this Annex A by one party would cause irreparable damage to the non-breaching parties and that the non-breaching parties will not have an adequate remedy at law. Therefore, the obligations of each of the Company, Commonwealth and the Holders under the terms of this Annex A shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any of the Company, Commonwealth or the Holders may have under this Annex A or otherwise.

         (b) Owner of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to be owner of record of such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable

Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

         (c) Waivers. This Annex A can be waived, only by written instrument making specific reference to this Annex A to the Subscription Agreement signed by the parties to the Subscription Agreement (or as otherwise permitted by the Subscription Agreement). The waiver by any of the Company, Commonwealth or the Holders of a breach of any provision of this Annex A shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any of the Company, Commonwealth or the Holders to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         (d) Headings; Interpretive Matters. The section headings of this Annex A are for reference purposes only and are to be given no effect in the construction or interpretation of this Annex A. No provision of this Annex A will be interpreted in favor of, or against, any of the Company, Commonwealth or the Holders by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

         (e) Rule 144 Requirements. The Company covenants that it will file the reports required to be filed by it under the 1933 Act and the 1934 Act, and the rules and regulations adopted by the SEC thereunder, provided, however, the Company may delay any such filing but only pursuant to Rule 12b-25 under the 1934 Act; and it will take such further action as any Holder of Registrable Securities may reasonably request (including, without limitation, promptly obtaining and required legal opinions from Company counsel necessary to effect the sale of Registrable Securities under Rule 144 and paying the related fees and expenses of such counsel, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 under the Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements. In the event of any breach by the Company of its covenants and obligations under this Section
(j), then, as partial relief for damages to any Holder by reason of any delay or inability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity) (x) each of the exercise price of the Investor Warrants, Redemption Warrants, LOI Warrants and Agency Warrants (as set forth in the applicable Warrants), the Conversion

Price relating to the Notes (as set forth in the Subscription Agreement and the Notes), and the Conversion Price relating to the Series C Preferred Stock (as set forth in the Subscription Agreement and the Series C Designation) shall be reduced by 10% for each aggregate 30-day period (or pro rated amounts thereof for partial 30-day periods) that the Holder is delayed from selling, or unable to sell, Registrable Securities under Rule 144 due to (i) the Company's failure to promptly provide the requisite legal opinion as described above or (ii) the Company's failure to comply with the filing and other requirements under Rule 144 necessary to make such Rule available to the Holders, (y) the number of Investor Warrant Shares, Redemption Warrant Shares, LOI Warrant Shares and Agency Warrant Shares, as the case may be, shall be increased to a number determined by multiplying the number of such applicable Warrant Shares purchasable immediately prior to the applicable exercise price reduction hereunder by a fraction, the numerator of which shall be the exercise price per share in effect prior to the applicable exercise price reduction hereunder and the denominator of which shall be the exercise price as so reduced, and (z) the number of Note Conversion Shares or Preferred Conversion Shares, as the case may be, shall be increased to a number determined by multiplying the number of such Conversion Shares issuable upon conversion of the Notes or the Series C Preferred Stock, as the case may be, immediately prior to the applicable Conversion Price reduction hereunder by a fraction, the numerator of which shall be the Conversion Price per share in effect prior to the applicable Conversion Price reduction hereunder and the denominator of which shall be the applicable Conversion Price as so reduced.

         (f) Severability. If any provision of this Annex A is invalid or unenforceable, the balance of this Annex A shall remain in effect.

         (g) Assignment. Upon any assignment, the references in this Annex A to any Holder shall also apply to any such assignee unless the context otherwise requires.

         (h) Consents. Except as contemplated or permitted by Section 9 of this Annex A, all consents and other determinations to be made by the Holders pursuant to the term of this Annex A shall be made, unless otherwise specified in this Annex A, by Holders holding a majority of the Registrable Securities, determined as if all the Notes then outstanding have been converted into Registrable Securities and all the Investor Warrants, Redemption Warrants, LOI Warrants and Agency Warrants then outstanding have been exercised for Registrable Securities without regard for any limitations on conversion of the Notes or exercise of the Investor Warrants, Redemption Warrants, LOI Warrants and Agency Warrants.

                              Exhibit A to Annex A

            Form of Notice of Effectiveness of Registration Statement

[Transfer Agent]
Attn:

                  Re: ProxyMed, Inc.

Ladies and Gentlemen:

         We are counsel to ProxyMed, Inc., a Florida corporation (the "Company"), and have represented the Company in connection with that certain Subscription Agreement (the "Subscription Agreement") entered into by and among the Company and the Subscribers named therein (collectively, the "Holders") pursuant to which the Company issued to the Holders notes (the "Notes") convertible into (i) shares of the Company's common stock, par value $0.001 per share (the "Common Stock") or (ii) shares of a series C 7% convertible preferred stock of the Company (the "Series C Preferred Stock"), and warrants (the "Investor Warrants") to purchase shares of the Company's Common Stock. We have also represented the Company in connection with various warrant agreements entered into by and among the Company and Commonwealth Associates, L.P. pursuant to which the Company issued (i) warrants dated as of May 4, 2000 (the "Redemption Warrants") to purchase 1,000,000 shares of the Company's Common Stock, (ii) warrants dated June 7, 2000 (the "LOI Warrants") to purchase 1,000,000 shares of the Company's Common Stock, and (iii) warrants dated June 14, 2000 (the "Agency Warrants") to purchase shares of the Company's Common Stock. Pursuant to the Subscription Agreement, the Redemption Warrants, LOI Warrants, and the Agency Warrants, the Company also has entered into a Subscription Agreement and pursuant to Annex A attached, the Company agreed, among other things, to register the Registrable Securities (as defined in Annex A to the Subscription Agreement), including the shares of Common Stock issuable upon conversion of the Notes, the shares of Common Stock issuable upon conversion of the Series C Preferred Stock, and the shares of Common Stock issuable upon exercise of the Investor Warrants, Redemption Warrants, LOI Warrants and the Agency Warrants, under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under Annex A to the Subscription Agreement, on __________ ____, the Company filed a Registration Statement on Form S-3 (File No. 333-___________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

         In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [Enter Time of Effectiveness] on [Enter Date of Effectiveness] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                         Very truly yours,
                                         [Issuer's Counsel]
                                         By:

cc: [List Names of Holders]